  EXHIBIT 10.01

FOR IMMEDIATE RELEASE: 17 January 2023

Tautachrome Partners with MetaKeep for Digital Wallet Integration into the ARknet Platform

Oro Valley, AZ, January 17, 2023. (GLOBE NEWSWIRE) — Tautachrome, Inc. (OTC: TTCM) announced today a partnership with MetaKeep for the integration of their digital wallet protocol into the ARknet platform.

“The partnership with MetaKeep and the integration of their cutting-edge digital wallet protocol into our ARknet platform is a major step for the Company,” said David LaMountain, CEO of Tautachrome. LaMountain went on to say: “Web3 is still a new space, with your average person having little familiarity with it and with the digital asset universe encompassed by Web3. MetaKeep allows ARknet Platform users to gain the advantages of asset ownership in the digital asset universe transparently, seamlessly and securely.”

Naga Samineni, Co-Founder of MetaKeep added: "We are thrilled to announce that MetaKeep is extending our industry leading zero friction Web3 wallet protocol to Tautachrome and its ARknet members. This collaboration is a major milestone for us, as it will allow us to bring our hardware wallet technology to an even wider audience at no cost and ensure that digital collectables and Web3 can be experienced and owned by everyone in a frictionless, authentic, and secure manner. We look forward to working with Tautachrome and ARknet to create innovative and exciting experiences."

Passbird Research, Inc., the creators of MetaKeep, based in Silicon Valley, California was founded by the world class engineering team behind Diem (Meta's Blockchain), WhatsApp, Google, Twitter, LinkedIn, and Microsoft, who previously built many of the products, services, and financial infrastructure that currently half the world's population use daily.  MetaKeep empowers brands to connect with their audience and realize new business opportunities in Web 3.0 with user experiences that are indistinguishable from the current Web 2.0 experiences that two thirds of the worlds’ people are already familiar with. This is accomplished without the use of seed phrases, passwords, app downloads, software installations, gas fees, and the numerous other complications besetting  blockchain usage. Moreover, it is accomplished with bulletproof security, built-in self-custody using hardware wallet technology, and exhaustive Intellectual Property secured and democratized across all major markets as an open protocol.

The MetaKeep integration with ARknet will allow for our upcoming NFT marketplace to transact frictionlessly in the buying and selling of any Company-owned digital imagery as well as in the buying and selling of our user-owned digital creatives.

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PRESS AND INVESTOR CONTACT:

Robbie Alvarez

Robbie@Tautachrome.com

About Tautachrome, Inc: Tautachrome, Inc. (OTC: TTCM) is an emerging growth company in the Internet applications space. The company has licenses, patents, and patents pending in augmented reality, trusted imaging, and imagery-based social networking. The company is leveraging these technologies to develop privacy and security-based applications for global business and personal use.

Tautachrome, Inc. posts important information and updates through tweets from the official Company twitter page https://twitter.com/Tautachrome

Forward-Looking Statements:  Statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Risk factors that could cause actual results to differ materially from those projected in forward-looking statements include, but are not limited to, general business conditions, risks of raising money sufficient to achieve the Company’s objectives, risks of managing growth, governmental regulatory risks, technology development risks, schedule slippage risks, and political and other business risks. All forward-looking statements are expressly qualified in their entirety by this paragraph and the risks and other factors detailed in Tautachrome's reports filed with the Securities and Exchange Commission. Tautachrome undertakes no duty to update these forward-looking statements.

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